UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 12th Floor New York, NY		10022
(Address of principal executive offices)		(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On January 29, 2016, RCS Capital Corporation (the “Company”) entered into a Restructuring Support Agreement (the “Support Agreement) with creditors holding 92.5% in principal amount and substantially in excess of a majority in number of the Company’s first lien secured debt, 87.6% in principal amount and substantially in excess of a majority in number of the second lien secured debt and a majority in dollar amount of the Company’s unsecured debt (the “Supporting Creditors”) in connection with the filing on January 31, 2016 of voluntary petitions for reorganization (the “Bankruptcy Petitions”) under the Bankruptcy Code by the Company and certain of its wholly-owned subsidiaries (the “Filing Subsidiaries”) in the United States Bankruptcy Court for the District of Delaware (the “Court”).

The Support Agreement contemplates, among other things, the financial restructuring of the existing indebtedness of the Company and its Filing Subsidiaries through pre-arranged Chapter 11 bankruptcy filings (the “Restructuring”) on terms consistent with the Restructuring Agreement and Plan Term Sheet attached thereto (the “Plan Term Sheet”) with respect to a Joint Plan of Reorganization (the “Plan”). The Plan Term Sheet provides for the following, among other things:

•	the Company will enter into a new secured superpriority debtor-in-possession facility provided by certain of its existing first lien secured lenders and second lien secured lenders consisting of a fully-committed $100 million term loan, which on the effective date of the Plan (the “Effective Date”), will be repaid by a new fully-committed $150 million first lien secured term facility (“First Lien Exit Facility”);

•	each existing first lien secured lender will receive its pro rata share of 38.75% of the newly-issued common stock of the reorganized Company outstanding on the Effective Date (the “New Common Stock”) on account of $50 million, in aggregate, of the first lien secured claims, and its pro rata share of $500 million in principal amount of debt under a new fully-committed second lien secured term facility on account of the remainder of its first lien secured claims;

•	each existing second lien secured lender will receive its pro rata share of 38.75% of the New Common Stock outstanding on the Effective Date on account of $50 million, in aggregate, of the second lien secured claims; and, on account of the remaining second lien deficiency claims, participate in the Unsecured Claims Distribution, other than the Creditor Assets and the first $30 million of proceeds of the Litigation Assets (each as defined in the Support Agreement);

•	an additional 17.5% of the New Common Stock will be issued to lenders and backstop parties in connection with the First Lien Exit Facility;

•	a Creditor Trust (as defined in the Support Agreement) will be established for the benefit of holders of unsecured claims, funded with $12 million in cash, warrants for 10% of the New Common Stock, and certain litigation claims and causes of action;

•	holders of unsecured claims (including the deficiency claims of the second lien lenders) will receive their pro rata share of the Unsecured Claims Distribution from the Creditor Trust; provided, that the only distributions that the second lien lenders will receive on account of their deficiency claims will be from the proceeds of the Litigation Assets in excess of $30 million; and

•	all existing preferred and common stock of the Company will be cancelled.

The parties to the Support Agreement agreed to support and take all reasonable actions necessary to implement the Restructuring.

The Support Agreement may be terminated upon the occurrence of certain events, including, but not limited to, the following: (a) certain breaches by the Company or Supporting Creditors under the Support Agreement; (b) the failure to meet certain milestones, including with respect to achieving confirmation and consummation of the Plan; (c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of a material portion of the Restructuring Transaction; or (d) the Company’s announcement of withdrawal from the Plan or support for or announcement of an alternative transaction.

In addition, because certain of the Company’s subsidiaries that are insurance agencies or holding companies of broker-dealers of Cetera Financial Group (“Cetera”), the marketing name of the Company’s independent retail division, are guarantors of the Company’s debt, the Company will include these entities in a subsequent “pre-pack” Chapter 11 bankruptcy filing on or before March 25, 2016 in order to eliminate these guarantee obligations. It is anticipated that these filings will not have any impact on Cetera’s advisors, advisors’ clients, employees, vendors or the deferred compensation plans for Cetera’s advisors. As announced previously, Cetera’s member broker-dealer entities and registered investment advisers will not be involved in any Chapter 11 filing. The only companies that will be involved in the “pre-pack” filings are parent companies and affiliates that are separate and distinct from the broker-dealer and registered investment adviser firms themselves.

This summary of the material terms of the Support Agreement is not intended to be complete and is qualified in its entirety by reference to the Support Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

On January 31, 2016, the Company and the Filing Subsidiaries (together with the Company, the “Debtors”) filed the Bankruptcy Petitions. The Company’s Chapter 11 cases are being jointly administered for procedural purposes only under the caption In re RCS Capital Corporation, et al., Case No. 16-10223(MFW). The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”): (i) the First Lien Credit Agreement, dated as of April 29, 2014 (as amended, the “First Lien Credit Agreement”), among the Company, RCAP Holdings, LLC, RCS Capital Management, LLC, the Subsidiary Guarantors, the lenders party thereto and Barclays Bank PLC, with respect to approximately $556.0 million in principal and interest outstanding; (ii) the Second Lien Credit Agreement, dated as of April 29, 2014 (as amended, the “Second Lien Credit Agreement”), among the Company, RCAP Holdings, LLC, RCS Capital Management, LLC, the Subsidiary Guarantors, the lenders party thereto, and Wilmington Trust, National Association, as successor Administrative Agent and Collateral Agent to Bank of America, N.A., with respect to approximately $153.2 million in principal and interest outstanding; (iii) the Indenture, dated as of April 29, 2014 (as supplemented, the “Indenture”), among RCS Capital Corporation and Wilmington Savings Fund Society, FSB, as successor Indenture Trustee to Wilmington Trust, National Association, with respect to approximately $121 million in principal and interest outstanding; (iv) the Unsecured Promissory Note, dated as of December 4, 2014, between RCS Capital Corporation and ARC Properties Operating Partnership, L.P., with respect to approximately $15.5 million in principal and interest outstanding; (v) the Senior Unsecured Promissory Note, dated as of November 9, 2015, among the Company and RCAP Holdings, LLC, with respect to approximately $12.4 million in principal and interest outstanding; and (vi) the Senior Unsecured Promissory Notes, each dated as of November 9, 2015 (collectively with the notes issued under the Indenture, the “Luxor Notes”), among the Company and Luxor Capital Partners, LP and certain of its affiliates, with respect to approximately $15.5 million in principal and interest outstanding.

The Debt Instruments provide that as a result of the Bankruptcy Petitions, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code. In addition, pursuant to the Support Agreement, the creditors party thereto have agreed to forbear from exercising any of their rights and remedies under the First Lien Credit Agreement, Second Lien Credit Agreement and Luxor Notes, as applicable.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Replacement of Brian D. Jones as Chief Financial Officer

Effective January 31, 2016, the Company replaced Brian D. Jones, the Company’s Chief Financial Officer, with David Orlofsky, the Company’s Chief Restructuring Officer. Mr. Orlofsky has been appointed to serve as the Company’s Interim Chief Financial Officer to guide the Company through the restructuring process. Mr. Jones’ departure did not result from a disagreement with the Company or the board of directors and therefore disclosure under Item 5.02(a) of Form 8-K is not required.

Appointment of David Orlofsky as Interim Chief Financial Officer

Effective January 31, 2016, the board of directors appointed David Orlofsky, currently the Company’s Chief Restructuring Officer, to serve as the Interim Chief Financial Officer of the Company.

Mr. Orlofsky, 46, is a Senior Managing Director and a member of Zolfo Cooper’s (“ZC”) executive management team. He has been with ZC since January 1999. Mr. Orlofsky has provided both interim management and advisory services to clients in a variety of restructuring matters. In July 2015, he represented the secured lenders in the Relativity Media bankruptcy, advising on their acquisition of the company’s reality TV assets, and he advised the unsecured creditors’ committee in American Apparel’s restructuring. Mr. Orlofsky was the chief restructuring officer of Preferred Sands (“Preferred”), a leading producer of frac sand from July 2013 through June 2014, leading Preferred through a successful turnaround and out-of-court restructuring, which fully recapitalized the balance sheet. Mr. Orlofsky advised the senior lenders at BCBG Max Azria from May 2013 to September 2013. As an advisor to Friendly’s Ice Cream from June 2011 to February 2012, Mr. Orlofsky led the company through its successful operational restructuring. Mr. Orlofsky has been involved in a wide range of situations and roles on behalf of companies, equity sponsors, lenders and official committees.

The Company is party to a Services Agreement with ZC, dated as of November 23, 2015, pursuant to which ZC is paid hourly rates for the professional services it provides to the Company, including Mr. Orlofsky’s services as the Company’s Chief Restructuring Officer and Interim Chief Financial Officer. The Company has paid ZC approximately $1,625,000 for services from the date of the Services Agreement through the filing of the Bankruptcy Petitions.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, the Company’s ability to satisfy the requirements of the Support Agreement, including consummation of the proposed plan of reorganization. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Restructuring Support Agreement, among RCS Capital Corporation, certain wholly-owned subsidiaries parties thereto and certain creditors parties thereto, dated as of January 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: February 4, 2016	By:	/s/ Bradley E. Scher
	Name:	Bradley E. Scher
	Title:	Chief Executive Officer